                                                                   Exhibit 10.16

                                                           CONFIDENTIAL DOCUMENT


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[* * *] = Intentionally omitted pursuant to a confidential treatment request and separately filed with the Securities and Exchange Commission.

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                      TELECOMMUNICATIONS SERVICES AGREEMENT


                                     BETWEEN


                    FRONTIER COMMUNICATIONS OF THE WEST, INC.


                                       AND


                                ECONOPHONE, INC.


                             DATED NOVEMBER 17, 1998

                      TELECOMMUNICATIONS SERVICES AGREEMENT

                  This Telecommunications Services Agreement ("Agreement") is entered into as of November 17, 1998 between the provider of service, Frontier Communications of the West, Inc. f/k/a West Coast Telecommunications, Inc. on behalf of itself and its affiliates ("Frontier"), a California corporation located at 90 Castillian Drive, Goleta, California 93117 and Econophone, Inc. ("Econophone"), a Delaware corporation with its principal place of business located at 95 Route 17 South, Paramus, New Jersey 07652 (hereinafter, Frontier and Econophone may be referred to in the aggregate as "Parties", and each singularly as a "Party").

                                     PURPOSE

                  Econophone desires to purchase telecommunications services in the form of the right to use Capacity in the Frontier Network as set forth more fully herein. The rights granted hereunder do not provide Econophone with any ownership interest or other rights to control of, modification of, or other use of, t he Frontier Network, except as set forth specifically herein. Econophone intends to capitalize its payments for Capacity hereunder and amortize them over the Initial Term of this Agreement. The Parties agree as follows:

                                   DEFINITIONS

                  "Affiliate" means any current or future person or entity (i) which directly or indirectly controls or is controlled by, or is under common control with, a party hereto or (ii) at least fifty percent (50%) of which is held beneficially or of record by a party hereto or one of its subsidiaries.

                  "Capacity" means the dedicated transmission capability of a given portion of the Frontier Network designed to transmit digital signals at a stated rate and otherwise perform in accordance with the specifications applicable to the portion of the Frontier Network utilized to provide the Capacity. All Capacity shall be provided by network facilities inclusive of all electronics and other equipment necessary for the intended operation of the Capacity. All Capacity is collectively referred to herein as the "Services."

                  "Capacity Rights" means the right to use "as is and where is," for the purposes described herein, the stated amount of Capacity on a Frontier Network Segment; provided that, as stated above, the Capacity Rights granted hereunder do not provide Econophone with any ownership interest in or other rights to control, modify, or otherwise use the Frontier Network except as specifically set forth herein.

                  "Frontier Network" means the new SONET network that is currently under construction and described more fully herein.

                  "Frontier Network Segment" means the portions of the Frontier Network between the city pairs defined in Exhibit A, attached hereto and made a part hereof, and such other exhibits as the Parties may, from time to time, execute and attach hereto ("Exhibits").

                  "Impositions" means all taxes, fees levies, imposts, duties, charges or withholdings of any nature (including, without limitation, gross receipts taxes and license and permit fees), except income, estate, franchise or transfer taxes, together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the Frontier Network by any federal, state or local government or other public taxing authority.

                  "POP" means the point of presence where the Capacity is delivered to a party.

                  1. SERVICES.

                           (a) Frontier hereby grants to Econophone the Capacity
Rights, for the purposes described herein, in the miles of DS-3 and OC-3 circuit capacity described in Paragraph 4(b) below.

                           (b) Econophone understands that the Services will be
provided on a new SONET network that is currently under construction and that once the Frontier Network is constructed, the Services may be provided by Frontier or any Frontier Affiliate. Frontier will advise Econophone of construction progress on no less than a monthly basis. Except as expressly set forth in the following subparagraphs, all Capacity comprising a portion of the Capacity Rights shall be delivered to Econophone at a cross-connect panel located in the Frontier POP in each designated city as set forth in Exhibit A hereto. Unless Econophone has separately arranged for collocation space in any such Frontier facility, it shall be the responsibility of Econophone to obtain any required transiting facilities or local distribution facilities to interconnect with the Frontier Network.

                           (c) Frontier shall use commercially reasonable best
efforts to provide the Capacity on or prior to the Target Dates as set forth on Exhibit A. However, in the event that it is unable to provide Capacity to Econophone for any Frontier Network Segment within ninety (90) days of the Target Date as set forth in Exhibit A, Frontier shall provide Econophone a credit equal to the difference between the agreed upon price for that Segment as set forth in Exhibit A, together with all reasonable associated maintenance charges and other expenses, and the price paid by Econophone for service for such Segment to an alternative provider, together with all reasonable associated maintenance charges and other expenses, in accordance with this Paragraph from the period commencing on such ninetieth day until the applicable Service Availability Date, as defined in Paragraph 2(c) below. Frontier and Econophone shall work together in good faith to procure such service from an alternative provider at a rate reasonably acceptable to both parties. In the event that Frontier fails to cooperate in such effort, or in the event that Econophone has not obtained alternative capacity within one hundred five (105) days after the applicable Target Date, Econophone shall have the right to procure such replacement service itself.

                           (d) Econophone shall have the right to resell
Capacity on the Frontier Network to third parties, provided that Econophone shall not acquire additional Capacity Rights solely for the purpose of the domestic resale of bulk capacity.

                  2. DELIVERY.

                           (a) At delivery, the Capacity shall comply with the
specifications set forth in Exhibit B hereto (Capacity Specifications). Frontier shall test the Capacity or cause the Capacity to be tested to verify that the Capacity is operating in accordance with the applicable specifications described in Exhibit B.

                           (b) In the event the results of any Capacity
acceptance test show that the Capacity is not operating within the parameters of the applicable specifications set forth in Exhibit B, Frontier shall expeditiously take such action as shall be reasonably necessary, with respect to such portion of the Capacity as does not operate within the parameters of the applicable specifications, to bring the operating standards of such portion of the Capacity within such parameters.

                           (c) Frontier shall notify Econophone when the test of
the Capacity acceptance test are within the parameters of the specifications in Exhibit B with respect to the tested Capacity. If Econophone fails to notify Frontier of any material non-compliance with respect to the Capacity within five
(5) business days after its receipt of notice of such test results, Econophone shall be deemed to have accepted such Capacity. The date of notice of acceptance (or deemed acceptance) of the Econophone Capacity shall be the "Service Availability Date" for that Capacity. Following notice by Econophone of any material non-compliance as set forth above, Frontier shall promptly use commercially reasonable best efforts to correct such non-compliance and shall, upon correction, notify Econophone. If Econophone fails to notify Frontier of any remaining material non-compliance with respect to such Capacity within five
(5) business days after receipt of notice of such correction, Econophone shall be deemed to have accepted such Capacity.

                  3. TERM OF THE AGREEMENT. This Agreement is binding on the Parties upon the date of execution by both Frontier and Econophone ("Effective Date") and, subject to the termination provisions of this Agreement, shall remain in effect for a period of 20 years from the Service Availability Date (as defined in Paragraph 1(d) above) for the first circuit to be available to Econophone pursuant to this Agreement ("Initial Term"). Within six months prior to the end of the Initial Term the parties, will negotiate in good faith to determine whether and upon what terms this Agreement will renew for an additional term. If the parties fail to reach agreement as to the terms of any renewal, this Agreement will terminate as of the end of the Initial Term.

                  4. RATES; BILLING AND PAYMENT; MINIMUM COMMITMENTS.

                           (a) In consideration of the grant of Capacity Rights
as described in Paragraph 1(a) above, Econophone shall pay Frontier for the Services at the rate of [* * *] per DS-O channel mile for the Initial Term (the "Base Rate"). Econophone shall be obligated to pay the Base Rate for the Services for the entire Initial Term as a non-recurring charge in the amount of [* * *] ("Total Non-recurring Charge"). Econophone is also liable for applicable taxes and governmental assessments with respect to its use of the Services. Econophone shall pay Frontier 10% of the Total Non-recurring Charge [* * *] upon execution of this Agreement. Such amount shall be sent by wire transfer to the designated Frontier account within 72 hours of signature by Frontier.

                           (b) If the total circuit capacity purchased hereunder
equals or is less than 30,000,000 DS-O channel miles, there will be no adjustment to the Base Rate. If the total circuit capacity purchased hereunder is greater than 30,000,000 DS-O channel miles, Econophone shall pay Frontier as follows:


          Volume of Capacity        One-Time Network
           (in DS-O Miles)          Charge              Monthly Maintenance
           ---------------          -----------------   -------------------

          First 30,000,000          [* * *]/DS-0 Mile   [* * *]/DS-0 Mile*


          30,000,001 - 50,000,000   [* * *]/DS-0 Mile   [* * *]/DS-0 Mile


          Over 50,000,000           [* * *]/DS-0 Mile   [* * *]/DS-0 Mile


         *The monthly maintenance rate of [* * *] per DS-0 mile/month shall apply for the first [* * *] years of this Agreement for the first 30,000,000 DS-0 miles only. Thereafter, maintenance pricing shall be [* * *] for the remaining [* * *] years of the initial term regardless of volume. The monthly maintenance rate of [* * *] shall apply incrementally to increases in volume above 30,000,000 miles for the entire Initial Term of the Agreement.

                           (c) Frontier may purchase services from Econophone
("Econophone Services") on a monthly basis. During the period commencing as of the Effective Date and continuing for a period of [* * *] months, Frontier shall pay Econophone for the Econophone Services at the applicable rates, terms and conditions agreed upon by the parties, pursuant to Econophone's Carrier Services Agreement, to be negotiated and entered into by parties. During the period commencing with the [* * *] after the Effective Date and continuing for thirty-six (36) months thereafter, Frontier shall have the right to purchase on a monthly basis up to a cumulative average of one million dollars ($1,000,000) in Econophone Services, determined as of that date, to be offset as described in this Paragraph. During that thirty-six (36) month period, each party shall provide the other party a quarterly statement of amounts owed that party to the other party, but, after the sixth month, neither party shall be required to make nay payment under this Agreement for the Services or for the Econophone Services, up to the amount set forth above, [* * *]. Frontier shall pay Econophone in cash or equivalents on a monthly basis any undisputed amounts due for the Econophone Services in excess of the amount set forth above at the rates agreed upon by the parties. Disputes will be administered in accordance with
Section 6. At the end of such period, the parties shall net out all amounts due by Frontier for the Econophone Services against the remaining ninety percent (90%) of the Total Non-recurring Charge, plus any other amounts due Frontier pursuant to this Agreement. The party owing money when such charges are netted out will pay the other party the amount owed within thirty (30) days of receipt of an invoice from the other party.

                           (d) In addition to the Total Non-recurring Charge,
Econophone shall pay maintenance charges during the Initial Term at the rate per DS-O channel mile per month set forth in Paragraph 4(b) beginning on the Service Availability Date for each circuit. Maintenance charges are invoiced to Econophone monthly in advance.

                           (e) Econophone shall have the right to purchase DS-1
or DS-3 capacity in addition to the Services described in Paragraph 1(a) for one-year or two-year terms at the following rates, provided that such circuits are on the Frontier Network:

                                                    DSO-Rate/                             Installation
             Capacity              Term            Mi./Month             Minimum             Charge
             --------              ----            ---------             -------             ------


               DS-1             1 year             [***]                   $200               $200

               DS-1             2 years            [***]                   $200               $200

               DS-3             1 year             [***]                   $500               $500

               DS-3             2 years            [***]                   $500               $500


                           (f) As part of this Agreement, Frontier shall
provide Econophone, for a period of thirty (30) months commencing March 1, 1999, where available to Frontier, DS-3 capacity in a quantity not to exceed 8,532 DS-3 miles (5.7 million DS-0 miles) [***]. Econophone shall have the right to resell such capacity, regardless of any other provision of this Agreement. After such thirty-month period, any DS-3 facilities installed pursuant to this Paragraph may be terminated at any time by Econophone upon thirty (30) days prior written notice to Frontier, and, if not terminated by Econophone, such facilities shall be priced at [***]/DS-0 mile. During the thirty-month period, any facilities installed pursuant to this Paragraph shall be subject to a $500/DS-3 minimum and a $500/DS-3 installation charge. Econophone shall have the right to obtain no more than four (4) DS-3s on any one City Pair.

                           (g) Frontier will provide three to one (DS-3 to DS-1)
multiplexing where available at the monthly rate of $100 per DS-1 end.

                           (h) Frontier will permit Econophone to order local
loops onto Frontier's existing local loop facilities where capacity is available. Frontier agrees to provide such local loop facilities at Frontier's then-current cost for such facilities, including all applicable recurring and non-recurring charges.

                           (i) Frontier will investigate the possibility of
providing DS-3 capacity to Econophone through its Buffalo, New York and Windsor Tunnel, Michigan border crossings. If Frontier determines that such capacity is available, Frontier shall make it available to Econophone at pricing to be determined at that time.

                           (j) Payment terms are net 30 days. Maintenance
charges are invoiced to Econophone monthly in advance. Any undisputed amounts on an invoice not paid by its due date shall bear late payment fees at the rate of 1-1/2% per month (or such lower amount as may be required by law) until paid.

                           (k) If Econophone is delinquent in payment of any
invoice and Frontier does not have security from Econophone equal to Econophone's prior month's maintenance charges, Econophone shall provide such additional security as Frontier may reasonably request in writing.

                           (l) The pricing in this Agreement and any Exhibit is
limited to Services provided between "on-net" Frontier city pair nodes both resident on Frontier's SONET-ring network.

                  5. USE OF CAPACITY; NETWORK ACCESS AND CONFIGURATION.

                           (a) Econophone and its designees shall have access,
in accordance with Frontier's generally applicable standards, to the Frontier POPs at the endpoints of each Frontier Network Segment and shall have the right to interconnect with the Frontier Network according to the standards and procedures regularly established by Frontier.

                           (b) Except as otherwise specifically provided in this
Agreement or an Exhibit, Econophone shall be responsible for its own configuration and use of the Capacity. Econophone is responsible for ordering all facilities and equipment necessary for its interconnection to Frontier's Network for use of the Services. Econophone shall be liable for all costs and expenses of interconnection, including without limitation, the installation, testing, maintenance and operation of equipment and facilities.

                           (c) In the event that Econophone desires to
reconfigure any circuit it acquires hereunder so as to be different than the configuration set forth on Exhibit A hereto, Econophone shall notify Frontier of its desired reconfiguration. Subject to mutually agreeable available, Frontier will implement the reconfiguration of the Capacity as requested by Econophone, subject to the following condition:

                           Subsequent to the initial configuration, a
Non-Recurring Charge ("NRC") equal to US$42,500 shall be applicable to each reconfiguration requested by Econophone which requires the physical rerouting of a circuit on which Capacity is provided. As an example and without limiting the generality of the above, if Capacity is being provided between New York and Los Angeles via Denver, and a new drop and insert point is desired in Denver, the NRC would apply.

                  6. BILLING DISPUTES. The Parties agree that time is of the essence for payment of all invoices. Econophone shall provide written notice and supporting documentation for any good-faith dispute it may have with an invoice provided by the other party ("Dispute") within 60 business days after Econophone's receipt. If Econophone does not report a Dispute within the 60 business day period, Econophone shall have waived its dispute rights for that invoice. The parties will use reasonable efforts to resolve timely Disputes within 30 business days after its receipt of the Dispute notice. If a Dispute is not resolved within the 30 business day period to

Econophone's satisfaction, then at Econophone's request the Dispute will be referred to an executive officer of Frontier. If the Dispute is not resolved within 15 business days after the referral, then either Party may commence an action in accordance with Section 14, provided that the prevailing Party in such action shall be entitled to payment of its reasonable attorney fees and costs by the other Party.

                  7. TERMINATION RIGHTS.

                           (a) Either Party may terminate this Agreement upon
the other Party's insolvency, dissolution or cessation of business operations. Frontier may terminate this Agreement for Econophone's failure to pay any delinquent Invoice, or to maintain any other assurance of payment that may be required hereunder, within five business days following Purchaser's receipt of written notice from Frontier.

                           (b) In the event of a breach of any material term or
condition of this Agreement by either party or a material breach by either party of any other agreement between Econophone (or any Affiliate or subsidiary of Econophone) and Frontier (or any Affiliate of Frontier) (other than a failure to pay amounts owed pursuant to this Agreement which is covered under (a) above), in addition to any other available remedies, the other Party may terminate this Agreement upon 30 days written notice, unless the breaching Party cures the breach during the 30 days period, or, if such breach cannot reasonably be cured with such 30 day period, the breaching Party begins to cure the breach within such period, notifies the other party in writing of the steps that it is taking to cure such breach and diligently pursues such cure until completed.

                  8. QUALITY ASSURANCE, WARRANTIES AND LIMITATION OF LIABILITY.

                           (a) Service shall be provided by Frontier in
accordance with the applicable technical standards set forth in Exhibit B and those established for dedicated circuit capacity by the telecommunications industry for a digital SONET fiber optic network, except that in the event of a conflict, Exhibit B shall govern. FRONTIER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO TRANSMISSION, EQUIPMENT OR SERVICE PROVIDED HEREUNDER, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

                           (b) Frontier will provide, or cause to be provided,
the maintenance necessary to keep the Capacity in accordance with the standards set forth in Exhibit B and applicable industry technical standards throughout the Initial Term and any renewal terms, except that in the event of a conflict, Exhibit B shall govern.

                           (c) Frontier warrants that the Capacity shall operate
in accordance with the standards established by Frontier for the Frontier Network generally (hereinafter the "Technical Standards"). If Frontier determines that the Capacity is not being provided in accordance with the Technical Standards, Frontier shall use reasonable best efforts under the circumstances to confirm the Capacity to the Technical Standards.

                           (d) Frontier shall use commercially reasonable best
efforts to ensure that vendor communications software and/or hardware used to provide the Capacity are fully Year 2000 complaint. As the sole remedy for breach of the foregoing, Frontier shall use commercially reasonable best efforts to make the vendor communications software and/or hardware fully Year 2000 complaint.

                           (e) Frontier shall use its best efforts to minimize
service interruptions, outages and degradations due to maintenance. For interruptions, outages or degradations of greater than thirty (30) minutes which are not caused by (i) Econophone or third parties, (ii) a scheduled interruption, or (iii) force majeure, Frontier shall credit Econophone in accordance with the following formula. The credit is computed by calculating the monthly charge for the affected circuit, using the Initial Term and the rates set forth in Paragraph 3(b) above and multiplying that monthly charge by the ratio that the number of hours (including fractional parts calculated to the nearest tenth of an hour) in the period of interruption bears to 720 (each month is considered to have 720 hours). Interruptions are measured from the time Econophone notifies Frontier of the interruption by expeditious means, until the interruption is corrected.

                           (f) In no event shall either Party be liable to the
other Party for incidental and consequential damages, loss of goodwill, anticipated profit, or other claims for indirect damages in any manner related to this Agreement or the Services.

                  9. TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS. Each party shall be independently responsible for any Impositions properly payable with respect to the Capacity acquired by said party pursuant to the Telecommunications Services Agreement entered into hereunder. Further, the parties agree that they will cooperate with each other and coordinate their mutual efforts concerning audits, or other such inquiries, filings, reports, etc., as may relate solely to the activities or transactions arising from or under this Agreement, which may be required or initiated from or by any duly authorized governmental tax authority.

                  10. INDEMNIFICATION. Each Party shall defend and indemnify the other Party and its directors, officers, employees, representatives and agents from any and all claims, taxes, penalties, interest, expenses, damages, lawsuits or other liabilities (including without limitation, reasonable attorney fees and court costs) relating to or arising out of (i) acts or omissions in the operation of its business; (ii) its breach of this Agreement; and (iii) its intentional acts or omissions or negligence; provided, however, Frontier shall not be liable and shall not be obligated to indemnify Econophone, and Econophone shall defend and indemnify Frontier hereunder, for any claims by any third party, including Purchaser's customers, with respect to services provided by Econophone which may incorporate any of the Services.

                  11. RELATIONSHIP OF THE PARTIES. The relationship between Econophone and Frontier shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes. Econophone and Frontier, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

                  12. FORCE MAJEURE. Other than with respect to failure to make payments due hereunder, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused or occasioned by, or due to fire, earthquake, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond its reasonable control.

                  13. WAIVERS. Failure of either Party to enforce or insist upon compliance with the provisions of this Agreement shall not be construed as a general waiver or relinquishment of any provision or right under this Agreement.

                  14. ASSIGNMENT. Neither Party may assign or transfer its rights or obligations under this Agreement without the other Party's written consent, which consent may not be unreasonably withheld or delayed, except in accordance with the terms of this Paragraph. Either party may assign this Agreement to its parent, successor in interest, or an Affiliate or subsidiary with written notice, but without the other party's consent; provided that, in the case of an assignment by Econophone, the assignee must meet all of Frontier's standard credit requirements. Any assignment or transfer without the required notice and/or consent is void.

                  15. CONFIDENTIALITY. Each Party agrees that all information furnished to it by the other Party, or to which it has access under this Agreement, shall be deemed the confidential and proprietary information or trade secrets (collectively referred to as "Proprietary Information") of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party (the Party furnishing the Proprietary Information referred to as the "Disclosing Party" and the other Party referred to as the "Receiving Party"). Each Party shall treat the Proprietary Information and the contents of this Agreement in a confidential manner and, except to the extent necessary in connection with the performance of its obligations under this Agreement or as required by applicable law, neither Party may directly or indirectly disclose the same to anyone other than its employees or agents on a need to know basis and who agree to be bound by the terms of this Section, without the written consent of the Disclosing Party.

                  16. INTEGRATION. This Agreement and all Exhibits and other attachments incorporated herein, represent the entire agreement between the Parties with respect to network capacity and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral.

                  17. GOVERNING LAW. This Agreement is subject to the laws of New York, excluding its choice of law principles. The Parties agree that any action to enforce or interpret the terms of this Agreement shall be instituted and maintained only in either the Federal Court for the Western District of New York, or if jurisdiction is not available in Federal Court, then a state court located in Rochester, New York. Each party hereby consents to the jurisdiction and venue of such courts and waives any right to object to such jurisdiction and venue.

                  18. NOTICES. All notices, including but not limited to, demands, requests and other communications required or permitted hereunder (not including invoices) shall be in writing and shall be deemed to be delivered when actually received, whether upon personal delivery or if sent by facsimile with confirmed receipt, certified mail, return receipt requested, or overnight delivery. All notices shall be addressed to the Parties at the addresses set forth in the preamble, or to such other address as each of the Parties hereto may notify the other.

                  19. COMPLIANCE WITH LAWS. During the term of this Agreement, the Parties shall comply with all local, state and federal laws and regulations applicable to this Agreement and to their respective businesses. In particular, each party warrants that it shall comply with federal and state tariffing obligations.

                  20. PUBLICITY. The parties shall cooperate in developing the content and timing of all press releases and all other publicity related to the transactions contemplated herein. Neither party shall issue a press release or other publicity concerning such transactions without the other party's prior consent.

                  21. SEVERABILITY. If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  22. NON-SOLICITATION.

                  During the first two years of the initial term hereof, neither party shall directly solicit for employment any employee of the other party, at anytime, or its Affiliates as of the date hereof.

                  23. SURVIVAL OF PROVISIONS.

                  Any obligations of the Parties relating to monies owed, as well as those provisions relating to confidentiality, limitations on liability and indemnification, survive termination of this Agreement.

                  The Parties, by their duly authorized representatives, have executed this Agreement on the dates set forth below.

FRONTIER COMMUNICATIONS                   ECONOPHONE, INC.
OF THE WEST, INC.


By:                                       By:
    ----------------------------------        -----------------------------
    Anthony J. Cassara                        Alan Levy
    President - Carrier Services Group        President & Chief Operating
                                              Officer


Date:                                     Date:
    ----------------------------------        -----------------------------

                                    EXHIBIT A

                                   CITY PAIRS


          CITY-PAIR                        AIR MILES        DS3'S      QUANTITY        DSO MILES       TARGET DATE
          ---------                        ---------        -----      --------        ---------       -----------

Atlanta            Charlotte                   227             1            1             152,544            4/99
Atlanta            Orlando                     398             1            1             267,456           11/99
Chicago            Battlecreek                 129             1            1              86,688            1/99
Chicago            Des Moines                  310             1            1             208,320            2/99
Chicago            Detroit                     227             1            1             152,544            1/99
Chicago            Kansas City                 411             1            1             276,192            3/99
Chicago            Milwaukee                    81             1            1              54,432            1/99
Chicago            Minneapolis                 352             1            1             236,544            3/99
Chicago            Minneapolis                 352             1            1             236,544            3/99
Chicago            St. Louis                   261             1            1             175,392            3/99
Dallas             Denver                      659             1            1             442,848           11/98
Dallas             Houston                     224             1            1             150,528           11/98
Dallas             San Antonio                 250             1            1             168,000            1/99
Dallas             Tulsa                       235             1            1             157,920            1/99
Detroit            Cleveland                   107             1            1              71,904            3/99
Indianapolis       Columbus                    168             1            1             112,896            4/99
Indianapolis       Louisville                  107             1            1              71,904            3/99
LA                 Phoenix                     359             1            1             241,248            3/99
LA                 St. Louis                 1,585             1            1           1,065,120            3/99
LA                 Seattle                     966             1            1             649,152            3/99
Miami              Orlando                     201             1            1             135,072           11/99
NY                 Albany                      136             1            1              91,392            4/99
NY                 Philadelphia                 81             1            1              54,432            4/99
NY                 Poughkeepsie                 69             1            1              46,368            1/99
Philadelphia       Harrisburg                   93             1            1              62,496            3/99
Washington         Baltimore                    36             1            1              24,192            4/99
Washington         Pittsburgh                  190             1            1             127,680            4/99
Washington         Raleigh                     229             1            1             153,888            1/99
Chicago            Denver                      917             3            1           1,848,672            3/99
Chicago            Detroit                     227             3            1             457,632            3/99
Chicago            Indianapolis                165             3            1             332,640           11/98
Chicago            Indianapolis                165             3            1             332,640           11/98
Chicago            NYC                         711             3            1           1,433,376            3/99
Dallas             Atlanta                     721             3            1           1,453,536            4/99
DC                 Atlanta                     541             3            1           1,090,656            4/99
Denver             LA                          829             3            1           1,671,264            3/99
LA                 Dallas                    1,240             3            1           2,499,840            3/99
LA                 San Diego                   108             3            1             217,728            1/99
LA                 San Francisco               350             3            1             705,600            3/99
Miami              Atlanta                     599             3            1           1,207,584            6/99
NY                 Boston                      191             3            1             385,056            3/99
NY                 Buffalo                     294             3            1             592,704            6/99
NY                 LA                        2,442             3            1           4,923,072            3/99



          CITY-PAIR                        AIR MILES        DS3'S      QUANTITY        DSO MILES       TARGET DATE
          ---------                        ---------        -----      --------        ---------       -----------


NY                 Miami                     1,093             3            1           2,203,488            5/99
NY                 Newark                        9             3            1              18,144           12/98
NY                 Washington                  204             3            1             411,264            5/99
                                       Total DS-0 Miles:                               27,458,592(1)


(1)      Additional Miles to be determined but not less than 30,000,000.

                                    EXHIBIT B

                             CAPACITY SPECIFICATIONS

1.1 SONET: Synchronous Optical Network is a family of optical transmission rates and interface standards allowing inter-networking of products from different vendors. Base optical rate is 51.804 Mb/s. Higher rates are direct multiples. DS3, OC-3, OC-12, OC-48, OC-3c, OC-12c, and OC-48c circuit performance will be measured using two parameters:
         Availability and Error-Free Seconds.

1.2 Availability is a measure of the relative amount of time during which the circuit is available for use. According to CITT and ANSI definitions, unavailability begins when the Bit Error Ratio (BER) in each second is worse than 1.0 E-3 for a period of 10 consecutive seconds.

         Inter Office Channel (IOC): An Inter Office Channel refers to the Frontier Network between the points of presence (POP).

         Optical Carrier level 1 (OC-1): The optical signal that results from an optical conversion of an electrical STS-1 signal (51.840 Mb/s). This signal forms the basis of the interface.

         OC-3: Optical Carrier level 3 signal operating at 155.520 Mb/s. OC-12:
         Optical Carrier level 12 signal transmitting at 622.080 Mb/s. OC-48:
         Optical Carrier level 48 signal transmitting at 2488.32 Mb/s.

         Point of Presence (POP): A physical location where a long distance carrier terminates lines before connecting to the local exchange carrier, another carrier, or directly to a customer.

1.3 The availability objective for all circuits between Frontier Network Interface points specified above is to provide performance levels over a 12 month period as follows:


   DS-0 Miles             DS3, OC-3, OC-12, OC-48, OC-3c, OC-12c, OC-48c
   ----------             ----------------------------------------------

   0-2500                 99.999%

   2501-4000              99.998%



1.4 Scheduled maintenance is excluded from the performance objective stated above.

1.5 Error-Free Seconds (EFS) and Error Seconds (ES) are the primary measure of error performance. An Error-Free Second is defined as any second in which no bit errors are received. Conversely, an Error Second is any second in which one or more bit errors are received.

1.6      INTERCONNECT SPECIFICATIONS:

         1.6.1 The Econophone interconnection point of DS-3 signals at the Frontier location will be at an industry standard (DSX-1) & DSX-3) digital cross-connect panel.

         1.6.2 The DS-3 signals terminating at the Frontier digital cross-connect panels will meet the electrical specifications as defined in AT&T Compatibility Bulletin (CB) N. 119, Issue 3, October, 1979.

         1.6.3 The Frontier Digital Network will be compatible with the Bell System hierarchical clock synchronization methods and stratum levels as described in Bellcore Technical Advisory (GR436-Core).

1.7      GENERAL PERFORMANCE OBJECTIVES:


DS-3
zS-0 Miles                EFS                    BER
0-250                     99.988%                10-15
251-500                   99.983%                10-15
501-1000                  99.971%                10-15
1001-1500                 99.959%                10-15
1501-2000                 99.948%                10-15
2001-2500                 99.936%                10-15
2501-3000                 99.925%                10-15
3001-3500                 99.913%                10-15
3501-4000                 99.902%                10-15

OC-3, (C-12, OC-48, OC-3C, OC-12C, OC-48C
DS-0 Miles                EFS                    BER
0-250                     99.989%                10-15
251-500                   99.984%                10-15
501-1000                  99.974%                10-15
1001-1500                 99.964%                10-15
1501-2000                 99.954%                10-15
2001-2500                 99.944%                10-15
2501-3000                 99.933%                10-15
3001-3500                 99.923%                10-15
3501-4000                 99.913%                10-15


1.8      RESTORATION INTERVALS:

         To be agreed upon by the parties within two (2) business days after execution of this Agreement by both parties.

1.9      ESCALATION PROCEDURES:

         To be agreed upon by the parties within two (2) business days after execution of this Agreement by both parties.

2.0      TECHNICAL ASSUMPTIONS:

         The Frontier Network is currently under construction. As soon as the SONET backbone on the Frontier Network is commercially available, the following technical assumptions shall apply:

         Circuits to originate and terminate on SONET backbone

         High speed protection switching:  1 for N, where N=2